FORM 8-K

                                  UNITED STATE
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549



                       PURSUANT TO SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934


Date of Report (Date of earliest event reported): March 6, 2002

                        NOVEX SYSTEMS INTERNATIONAL, INC.
             (Exact name of registrant as specified in its charter)

        New York                     0-26112                     41-1759882
(State of Jurisdiction)      (Commission File Number)      (IRS Employer ID No.)

16 Cherry Street                Clifton, New Jersey                 07014
(Address of Principal Executive offices)                          (Zip Code)

Registrant's telephone number, including area code 973-777-2307


                                                   Name of each exchange on
    Title of each class                                which registered
    -------------------                                ----------------
Common Stock $.001 par value                    OTC Electronic Bulletin Board


                       DOCUMENTS INCORPORATED BY REFERENCE

Location in Form 8-K                                     Incorporated Document
--------------------                                     ---------------------
None                                                     None

Item 1.        Changes in Control of Registrant.  None

Item 2.        Acquisition or Disposition of Assets. None.

Item 3.        Bankruptcy or Receivership. None

Item 4.        Changes in Registrant's Certifying Accountant. None.

Item 5. Other Events. The Registrant's secured lender, Dime Commercial Corp., has issued a demand letter to the Registrant requesting full payment on the Registrant's notes for its revolving line of credit in the amount of $525,000 and its term loan for $700,000. Both notes have a stated maturity date of August 12, 2002. The notes were being called for covenant defaults since the Registrant is current with all its principal and interest payments. The Registrant is actively pursuing new financing sources to replace the loans with Dime and is also considering the prospects of a sale and leaseback transaction for its real property and buildings located at 16 Cherry Street, Clifton, New Jersey. With respect to both financing alternatives, the Registrant believes it will secure sufficient funding to pay-off the notes owing to Dime and possibly secure additional working capital to improve the company's operations.

Item 6.        Resignation of Registrant's Directors. None.

Item 7.        Financial Statementsand Exhibits.  None.

Item 8.        Change in Fiscal Year.  None.

Item 9.        Sales of Equity Securities Pursuant to Regulation S. None

Pursuant to the requirements of the Securities Exchange Act of 1934, this report has been signed below by the following persons on behalf of the Registrant and in capacities and on the dates indicated and is duly authorized.


NOVEX SYSTEMS INTERNATIONAL, INC.


By:  /s/ Daniel W. Dowe
    ------------------------------
    Daniel W. Dowe, President


Dated: March 6, 2002


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